                                                                   EXHIBIT 10.56
                              EMPLOYMENT AGREEMENT
                              --------------------


This Employment Agreement (including all the terms included therein, the "Agreement") is made as of April 1, 2002 by and between Julie Ekelund ("Employee") and Genius Products, Inc., a Nevada corporation ("Employer"), located at 11250 El Camino Real, Suite 100, San Diego, California 92130.

                                   WITNESSETH:

WHEREAS, Employer would like to engage the services of Employee for Employee's executive skills as an executive vice president and related services as requested by Employer on a full-time basis, and Employee would like to be so engaged;

WHEREAS, Employer and Employee have agreed on terms for such services and compensation therefor; and

WHEREAS, Employer and Employee wish to enter into a formal written agreement to document such relationship in order to set forth (a) Employee's services and compensation therefor, (b) the terms of Employee's employment, including the "at-will" nature thereof, (c) Employer's exclusive ownership of all proprietary information relating to Employer, (d) certain confidentiality matters, and (e) the manner in which proprietary information produced or acquired by Employee during such relationship shall be handled and made the sole property of Employer;

NOW, THEREFORE, in consideration of the foregoing and in exchange for the promises and other good consideration set forth below, Employee and Employer agree as follows:

1. SERVICES; TITLE. Employee shall operate as a member of Employer's management team and provide such management and planning responsibilities and other services as Employer shall reasonably request to be performed (together, the "Services") on a full-time basis and shall devote substantially all of Employee's work efforts to the business and operations of Employer. Employee's title, subject to change by Company at any time, shall be "Executive Vice President of Sales."

2. COMPENSATION, BENEFITS AND REVIEWS. Subject to all the other terms of this Agreement, in connection with Employee's performance of the Services, Employer shall:

         (a) pay Employee's salary by check twice per month in equal installments in accordance with Employer's regular salary payment schedule, which shall be paid at the rate (before deductions for advances and deductions made at Employee's request, if any, and for deductions required by federal, state and local law) of $150,000 per year.

         (b) at the sole option of Company, pay Employee a year-end performance bonus in the form of cash or shares of Genius Products, Inc. Common Stock.

         (c) confirm the granting of an option to purchase 450,000 shares of Genius Products, Inc. Common Stock (te "Options"). This option was previously granted to Employee on January 3, 2002 in consideration of the Employee's position as a consultant with the Company in the form of ANNEX B hereto, the terms (including, without limitation, the option price and the time of vesting of the shares issuable pursuant thereto) of which Options shall be governed by the face thereof except to the extent such terms are superseded by Employer's stock option plan currently in effect, a copy of which is attached hereto as ANNEX C. The accelerated vesting provision of the January 3, 2002 Options shall apply to Employee's employment with the Company pursuant to this Agreement.

         (d) deliver to Employee, as a one-time signing bonus, a Warrant to purchase 162,000 shares of Genius Products, Inc. Common Stock at an exercise price of $0.63 per share that is substantially in the form of ANNEX D ------- hereto;

         (e) grant Employee the option to participate in all of the benefit plans offered by Employer to its Employees generally, including without limitation, insurance plans, 401(k) and other savings plans, Section 125 (cafeteria) and similar pre-tax expense plans, etc. Employee understands that Employer has only a Blue Cross PPO health plan and no other benefit plan as of the date of this Agreement.

         (f) grant Employee private health care insurance for Employee and Employee's dependents, a cellular telephone allowance of up to $200 per month based on actual usage, computers and similar devices, an automobile allowance of $2,250 per quarterly period, and such other benefits as Employer shall determine to provide to any of its most senior executives from time to time (in each case subject to adjustment by the mutual consent of Employer and Employee and payable quarterly in cash or, at the sole option of Employer, in the form of Employer common stock valued based on the average price thereof during the immediately preceding quarterly period).

         (g) reimburse Employee for all reasonable travel, meals, lodging, communications, entertainment and other business expenses incurred by Employee in connection with Employee's performance under this Agreement.

         (h) grant Employee four (4) weeks' vacation with pay for each twelve-month period, taken at times agreed with Employer.

3. TERM AND TERMINATION. The term of this Agreement is three (3) years from Employee's first complete day of service to Employer under this Agreement unless earlier terminated by Employer in Employer's sole discretion. The term of this Agreement may be terminated "at will" by Employer at any time and for any reason or for no reason. In the event Employee shall be terminated by Employer without "Cause" (as defined below) Employer shall provide Employee with the compensation required by clauses (a) and (b) of Paragraph 2 of this Agreement as of the termination date for a twenty four (24)-month period (the "Severance Period") following the date of such termination plus all accrued but unpaid salary and vacation time to the date of termination, with the salary portion of all such compensation payable in cash in a lump sum (less deductions required by law) due immediately upon such termination; provided, however, that if such termination shall take place following the first year of the term of this Agreement but before the beginning of the third year of the term of this Agreement, then the Severance Period shall be reduced to eighteen (18) months, and if such termination shall take place after the beginning of the third year of the term of this Agreement, then the Severance Period shall be reduced to twelve months
(12) months. Upon termination of Employee's employment with Employer for Cause, Employer shall be under no further obligation to Employee for salary or other compensation except to pay all accrued but unpaid salary and accrued vacation time to the date of termination thereof and to continue Employee's benefits under paragraph 2 for a period of thirty (30) days. For purposes of this Agreement, "Cause" shall mean (i) conviction of a felony, or a misdemeanor where imprisonment is imposed, or (ii) Employee's entering into any arrangement with or providing of any services to any company, business or person that produces or markets children's or infant's video or music other than Genius Products, Inc. and its controlled or controlling affiliates and successors. If Employee shall die during the term of this Agreement, Employer shall provide to Employee's heirs or personal representatives the same compensation Employer would have paid under this paragraph 3 to Employee if Employee had been terminated without cause on the day before the date of Employee's death.

4. CONFIDENTIALITY OF TERMS; TERMINATION CERTIFICATE. Employee covenants and agrees that, other than acknowledging the existence of an independent Employee relationship between Employer and Employee and as otherwise required by law, Employee shall not at any time divulge, directly or indirectly, any of the terms of this Agreement to any person or entity other than Employee's legal counsel. Upon the termination of Employee's engagement under this Agreement for any reason whatsoever, Employee agrees to sign, date and deliver to Employer a "Termination Certificate" in the form of ANNEX A hereto and to deliver and take all other action necessary to transfer promptly to Employer all records, materials, equipment, drawings, documents and data of any nature pertaining to any invention, trade secret or confidential information of Employer or to Employee's engagement, and Employee will not take with Employee any description containing or pertaining to any confidential information, knowledge or data of Employer that Employee may produce or obtain during the course of Employee's engagement under this Agreement. This Paragraph 4 shall survive indefinitely any termination of this Agreement or Employee's engagement hereunder.

5. NONDISCLOSURE. Employee agrees to keep confidential and not to disclose or make any use of (except for the benefit of Employer), at any time, either during or subsequent to Employee's engagement under this Agreement, any trade secrets, confidential information, knowledge, data or other information of Employer relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matters pertaining to any business or future business of Employer or any of its clients, customers, Employees, licensees or affiliates, which Employee may produce, obtain or otherwise acquire or become aware of during the course of Employee's engagement under this Agreement. Employee further agrees not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third party without specific direction or consent of a duly authorized officer of Employer. This Paragraph 5 shall survive indefinitely any termination of this Agreement or Employee's engagement hereunder and shall be read in addition to, and shall not reduce the restrictions of this Agreement on Employee or limit Employer's rights in any way with respect to, any other agreement between Employee and Employer.

6. WORK FOR HIRE; OWNERSHIP OF INTELLECTUAL PROPERTY. Employee understands and agrees that all of Employee's work and the results thereof in connection with the Employer and the Services, whether made solely by Employee or jointly with others, during the period of Employee's association with Employer, that relate in any manner to the actual or anticipated business, work, activities, research or development of Employer or its affiliates, or that result from or are suggested by any task assigned to Employee or any activity performed by Employee on behalf of Employer, shall be the sole property of the Employer, and, to the extent necessary to ensure that all such property shall belong solely to the Employer, Employee by Employee's execution of this Agreement transfers to the Employer any and all right and interest Employee may possess in such intellectual property and other assets created in connection with Employee's employment by Employer and that may be acquired by Employee during the term of this Agreement from any source that relate, directly or indirectly, to Employer's business and future business, in each case without restriction of any kind. Employee also agrees to take any and all actions requested by Employer to preserve Employer's rights with respect to any of the foregoing. This Paragraph 6 shall survive indefinitely any termination of this Agreement or Employee's engagement hereunder and shall be read in addition to, and shall not reduce the restrictions of this Agreement on Employee or limit Employer's rights in any way with respect to, any other agreement between Employee and Employer.

7. NO PARTNERSHIP; NOT ASSIGNABLE BY EMPLOYEE. This Agreement is between Employee, as such, and Employer, as at-will employer, and shall not form or be deemed to form a partnership or joint venture. Employer's rights, benefits, duties and obligations under this Agreement shall inure to its successors and assigns. Employee's rights, obligations and duties under this Agreement are personal to Employee and may not be assigned.

8. TRADE SECRETS OF OTHERS: Employee represents that Employee's performance of all the terms of this Agreement and as the Employer's Employee does not and will not breach any agreement to keep in confidence any proprietary information, knowledge or data acquired by Employee in confidence or in trust prior to Employee's engagement under this Agreement, and Employee will not disclose to Employer or induce Employer to use any confidential or proprietary information or material belonging to any other person or entity. Employee agrees not to enter into any agreement, either written or oral, in conflict with this Paragraph 8.

9. EMPLOYEE'S REPRESENTATIONS AND WARRANTIES. Employee represents, warrants, covenants, understands and agrees that: (i) Employee is free to enter into this Agreement; (ii) Employee is not obligated or a party to any engagement, commitment or agreement with any person or entity that will, does or could conflict with or interfere with Employee's full and faithful performance of this Agreement, nor does Employee have any commitment, engagement or agreement of any kind requiring Employee to render services or preventing or restricting Employee from rendering services or respecting the disposition of any rights or assets that Employee has or may hereafter acquire or create in connection with the Services and the results thereof; (iii) other than as required by law, Employee shall not at any time divulge, directly or indirectly, any of the terms of this Agreement to any person or entity other than Employee's legal counsel; (iv) Employee shall not use any material or content of any kind in connection with Employer's products, software or website that is copyrighted or owned or licensed by a party other than Employer or that would or could infringe the rights of any other party; (v) Employee shall not use in the course of Employee's performance under this Agreement, and shall not disclose to Employer, any confidential information belonging, in part or in whole, to any third party;
(vi) EMPLOYEE UNDERSTANDS ALL OF THE TERMS OF THIS "AT WILL" EMPLOYMENT AGREEMENT, AND HAS REVIEWED THIS AGREEMENT FULLY AND IN DETAIL PRIOR TO AGREEING TO EACH AND ALL OF THE PROVISIONS HEREOF; and (vii) no statement, representation, promise, or inducement has been made to Employee, in connection with the terms of this Agreement, the execution hereof or otherwise, except as is expressly set forth in this Agreement.

10. GOVERNING LAW; ARBITRATION. This Agreement shall be subject to and construed in accordance with the laws of the State of California applicable to agreements entered into and to be performed fully therein and without giving effect to conflicts of laws principles thereof. In the event of any dispute in connection with the Services or this Agreement that cannot be resolved privately between the parties, resolution of such dispute shall be through binding arbitration conducted in the County of San Diego, California under the rules of the American Arbitration Association then in effect that are not contrary to the provisions of this Agreement. Any arbitration shall be conducted in accordance with the provisions of the California Code of Civil Procedure, Part 3, Title 9 (commencing with Section 1280). The parties may obtain discovery in aid of the arbitration in accordance with California Code of Civil Procedure Section 1283.05; provided, however, that (i) the Arbitrator's permission shall not be required to take a discovery deposition, and (ii) discovery by means of interrogatories and requests for admission shall not be permitted. Nothing contained in this paragraph 10 shall limit either party's right to seek temporary restraining orders or injunctive or other equitable relief in connection with this Agreement. EMPLOYEE UNDERSTANDS THAT BY AGREEING TO ARBITRATION IN THE EVENT OF A DISPUTE BETWEEN EMPLOYER AND EMPLOYEE, EMPLOYEE IS EXPRESSLY WAIVING EMPLOYEE'S RIGHT TO REQUEST A TRIAL BY JURY IN A COURT OF LAW.

11. ENTIRE AGREEMENT; MODIFICATION; WAIVER; CONSTRUCTION GENERALLY. This Agreement constitutes the entire agreement between Employer and Employee relating to the subject matter hereof, and, other than as expressly set forth in the last sentence of each of Paragraphs 5 and 6 solely for the benefit of Employer, supersedes all prior agreements, if any, whether oral, written or unwritten, pertaining thereto. Other than the agreements expressly contemplated by this Agreement, there is no separate agreement, contract or understanding, express or implied, of any kind or with respect to any subject matter between Employer and Employee, and none shall be deemed to exist under any circumstances. No provision of this Agreement shall be construed strictly against any party hereto, including, without limitation, the drafter hereof or thereof. Neither this Agreement nor any provision hereof may be amended, waived or modified in any way other than by a writing executed by the party against whom such amendment, waiver or modification would be enforced. No failure to exercise, and no delay in exercising and no course of dealing with respect to any right hereunder shall operate as a waiver thereof. Nor shall a waiver by any party hereto of a breach of any provision herein be deemed a waiver of any subsequent breach. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies. The headings or titles of the several paragraphs of this Agreement are inserted solely for convenience and are not a part of, nor shall they be used or referred to in the construction of, any provision of this Agreement. Words in the singular number shall include the plural, and vice versa. Whenever examples are used in this Agreement with the words "including," "for example," "any," "e.g.," "such as," "etc." or any derivation thereof, such examples are intended to be illustrative and not in limitation thereof. All references to the masculine, feminine or neuter genders shall mean and include all genders.

IN WITNESS WHEREOF, each of the undersigned has set forth Employee's, Employee's or its signature as of the date first set forth above.

EMPLOYER:

Genius Products, Inc., a Nevada corporation



By: /S/ Klaus Moeller
    ---------------------
    Klaus Moeller, Authorized Officer



EMPLOYEE:



/S/ Julie Ekelund
--------------------------
 Julie Ekelund

                                                                         ANNEX A

                             TERMINATION CERTIFICATE
                             -----------------------


This is to certify that undersigned does not have in the undersigned's possession, nor has undersigned failed to return, any customer information, records, files, programs, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment, or other property or asset belonging to Genius Products, Inc. ("Employer"), its successors and assigns.

Undersigned further certify that undersigned has fully complied with and will continue to comply with all the terms of the Employment Agreement dated as of April 1, 2002 between Employer and the undersigned (the "Agreement").

Undersigned further agree that, in compliance with the Agreement, undersigned will preserve as confidential all any trade secrets, confidential information, knowledge, data or other information of Employer relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matters pertaining to any business of Employer or any of its clients, customers, Employees, licensees or affiliates, that Employee produced, obtained or otherwise acquired or became aware of during the course of Employee's engagement under the Agreement.


EMPLOYEE:



-------------------------------
Julie Ekelund



Date:   __________________________

                                                                         ANNEX B

                             STOCK OPTION AGREEMENT
                           SECOND AMENDED AND RESTATED
                      2000 NON-QUALIFIED STOCK OPTION PLAN


         This Stock Option Agreement is dated as of January 3, 2002, between Genius Products, Inc. (the "COMPANY") and Julie Ekelund (the "GRANTEE").

         WHEREAS, the Grantee is a consultant of the Company and has rendered valuable services; and

         WHEREAS, the Company in recognition of such services has granted a non-qualified option (the "OPTION") to Grantee as set forth therein and herein; and

         WHEREAS, the parties wish to ratify and memorialize the grant and the terms and conditions by which the Option is governed; and

         WHEREAS, the Company has adopted a stock option plan entitled 2000 Second Amended and Restated Non-Qualified Stock Option Plan (the "PLAN") originally adopted by the board of directors on May 25, 2000, and as amended on June 12, 2001 and November 20, 2001, under which shares of the Company's common stock into which the Option is exercisable have been registered with the Securities and Exchange Commission pursuant to a Form S-8 filed on May 25, 2000, which will be amended by a subsequent filing to include subsequent amendments to the plan including an increase in the number of shares subject to the plan;

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         Section 1. GRANT OF OPTION. The Company hereby confirms the grant to Grantee of the Option to purchase shares of common stock of the Company (the "SHARES"), subject to the terms and conditions of this Option Agreement and those of the Plan (which is incorporated herein by reference), as follows:


DATE OF GRANT       NO. OF SHARES     EXERCISE PRICE     VESTING DATE(S)       TERM
-------------       -------------     --------------     ---------------       ----
January 3, 2002     450,000           $0.63                     *              10 years from date
                                                                               of grant

* One-third to vest annually beginning December 31, 2002 unless Grantee's employment is terminated. If Grantee's employment is terminated other than by the voluntary resignation of the Grantee, all options will vest immediately upon termination. If the Grantee voluntarily resigns from the employment of the Company, the vesting of unvested options will not be accelerated.

            In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail. This Option is intended to be treated as a non-statutory
(non-qualified) stock option.

         Section 2. EXERCISE OF OPTION.

                  (a) RIGHT TO EXERCISE. This Option to purchase Shares shall be exercisable at any time after the applicable Vesting Date and prior to the end of the Term, subject to the applicable provisions of the Plan and this Option Agreement.

                  (b) METHOD OF EXERCISE. This Option shall be exercisable by delivery of an exercise notice in the form attached as EXHIBIT A (the "EXERCISE NOTICE") which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

                  (c) COMPLIANCE WITH APPLICABLE LAW. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with all applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Grantee on the date on which the Option is exercised with respect to such Shares.

         Section 3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the sole discretion of the Company:

                  (a) cash or check;

                  (b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

                  (c) surrender of other Shares which, (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Grantee for more than six (6) months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

         Section 4. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Grantee only by Grantee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

         Section 5. TERM OF OPTION. This Option may be exercised only prior to the Expiration Date set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         Section 6. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                  (a) EXERCISE OF NON-QUALIFIED STOCK OPTION. There may be a regular federal income tax liability upon the exercise of a Non-Qualified Stock Option. The Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Grantee is an employee or a former employee, the Company will be required to withhold from Grantee's compensation or collect from Grantee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

                  (b) DISPOSITION OF SHARES. In the case of a Non Qualified Stock Option, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

         Section 7. ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and Grantee. This agreement is governed by the internal substantive laws but not the choice of law rules of California.

         Section 8. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Grantee and his or her heirs, executors, administrators, successors and assigns.

         Section 9. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

         Section 10. RECEIPT OF PLAN. Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Grantee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Grantee further agrees to notify the Company upon any change in the residence address indicated below.

                 [Remainder of page intentionally left blank.]

GRANTEE:                                           GENIUS PRODUCTS, INC.


 /S/ JULIE EKELUND                                 /S/ KLAUS MOELLER
 ----------------                                  -----------------
 Julie Ekelund                                     By: Klaus Moeller
                                                   Its:  Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                             [LETTERHEAD OF GRANTEE]


[Date]

Genius Products, Inc.
11250 El Camino Real, Suite 100
San Diego, CA  92130

Attention:  Corporate Secretary


                                 EXERCISE NOTICE
                      2000 NON-QUALIFIED STOCK OPTION PLAN
                      ------------------------------------

         1. EXERCISE OF OPTION. Effective as of this ___ day of ___________, _____, the undersigned ("Grantee") hereby elects to exercise Grantee's option to purchase _________ shares of the Common Stock (the "SHARES") of Genius Products, Inc. (the "COMPANY") under and pursuant to that certain plan entitled the Second Amended and Restated 2000 Non-Qualified Stock Option Plan adopted by the Company originally as of May 25, 2000, and as amended on June 12, 2001, and November 20, 2001 (the "PLAN") and the Stock Option Agreement dated January 3, 2002 (the "OPTION AGREEMENT").

         2. DELIVERY OF PAYMENT. Grantee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

         3. REPRESENTATIONS OF GRANTEE. Grantee acknowledges that Grantee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         4. RIGHTS AS SHAREHOLDER. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Grantee as soon as practicable after the Option is exercised.

         5. TAX CONSULTATION. Grantee understands that Grantee may suffer adverse tax consequences as a result of Grantee's purchase or disposition of the Shares. Grantee represents that Grantee has consulted with any tax consultants Grantee deems advisable in connection with the purchase or disposition of the Shares and that Grantee is not relying on the Company for any tax advice.

         6. TRANSFER RESTRICTIONS; STOP-TRANSFER ORDER.

         (a) REFUSAL TO TRANSFER. Grantee acknowledges and agrees that the Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Stock Option Agreement or the Plan or
         (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

         (b) STOP-TRANSFER NOTICES. Grantee agrees that, in order to ensure compliance with the restrictions referred to in the Stock Option Agreement, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

Submitted by:                                           Accepted by:

GRANTEE:                                                GENIUS PRODUCTS, INC.


----------------------                                  ------------------------
Signature                                               Name:
                                                             -------------------
                                                        Title:
                                                              ------------------

----------------------                                  ------------------------
Print Name                                              Date received

                                                                         ANNEX C



           [STOCK OPTION PLAN - SEE EXHIBIT 10.62 OF 10-KSB EXHIBITS]

                                                                         ANNEX D

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT THE TRANSACTION SHALL NOT RESULT IN A VIOLATION OF FEDERAL OR STATE SECURITIES LAWS.

                               WARRANT TO PURCHASE
                        162,000 SHARES OF COMMON STOCK OF
                              GENIUS PRODUCTS, INC.

For value received, Genius Products, Inc., a Nevada corporation (the "Corporation"), hereby grants the following rights to Julie Ekelund and such party's successors and assigns (the "Registered Owner"):

a. ISSUE. Upon tender to the Corporation (in accordance with paragraph (e) below), the Corporation shall issue to the Registered Owner up to the number of shares specified in paragraph (b) below of fully paid and non-assessable shares of Common Stock of the Corporation. This Warrant may be exercised in whole or in part and at one or more times. The Corporation represents and warrants that it has the power and authority to issue this Warrant and that it is a valid and binding obligation of the Corporation, fully enforceable according to its terms. The Corporation further represents and warrants that the shares of Common Stock obtainable by the exercise of this Warrant have been duly authorized and reserved for issuance.

b. NUMBER OF SHARES. The Registered Owner is entitled to receive 162,000 shares of Common Stock of the Corporation upon exercise of this Warrant. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant. The Corporation covenants and agrees that all shares of Common Stock that may be issued upon the execution of this Warrant shall, upon issuance, be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.

c. EXERCISE PRICE. The exercise price of this Warrant, the price at which the shares of stock purchasable upon exercise of this Warrant may be purchased, is US$0.63 per share.

d. EXERCISE PERIOD. This Warrant may be exercised at any time prior to the fifth anniversary of the date of this Warrant and also at any time prior to (i) a consolidation or merger of the Corporation with or into one or more other corporations or other business organizations, (ii) the sale, lease or transfer of all or substantially all of the assets of the Corporation or (iii) any other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for or converted into cash, securities of another corporation or business organization, or other property, unless, in each case, the Corporation's stockholders of record immediately prior to such event will (by virtue of the securities issued as a part of such event) hold at least a majority of the voting power of the surviving or acquiring person immediately following such event. The Corporation shall provide the Registered Owner fifteen (15) business days' prior written notice of (1) any such event in the preceding sentence, (2) if the Corporation desires to declare or pay a dividend upon its Common Stock payable other than out of earnings, and (3) if the Corporation distributes pro rata to holders of its Common Stock any shares of its capital stock, or options to purchase, rights to subscribe for, or securities convertible into or exchangeable for, capital stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, so that the Registered Owner may exercise this Warrant within such 15 business-day period.

e. TENDER. The exercise of this Warrant must be accomplished by the actual delivery of the exercise price and by the actual delivery of a duly executed exercise form, a copy of which is attached to this Warrant as Exhibit A, properly executed by the Registered Owner, and by surrender of this Warrant, in each case to the Corporation. The exercise form must be delivered, personally, by reputable overnight courier or by first class mail, to the office of the Corporation at its principal corporate office, or such other address as the Corporation may furnish by notice to the Registered Owner from time to time. If Registered Owner of this Warrant exercises the purchase rights granted hereunder in part but not in whole, the Corporation agrees that it will deliver to Registered Owner a replacement warrant which will entitle Registered Owner thereof to purchase the number of shares of Common Stock that remain as yet unpurchased under this Warrant on the terms and condition set forth herein. With respect to a tender made in response to a notice from the Corporation described in clause (1), (2) or (3) of paragraph
         d. above, the Registered Owner may make the Registered Owner's tender and exercise of this Warrant (or any portion hereof) conditional on the actual completion of the action that warranted such notice from the Corporation in the first place, and in the event such action is not completed substantially as contemplated in such notice, then such tender and exercise by may be reversed by the Registered Owner by delivery of written notice to the Corporation within fifteen (15) business days of such Registered Owner receiving information that the contemplated action did not take place.

f. NOTICE TO REGISTERED OWNER. Any and all notices given to the Registered Owner must be given personally, by reputable overnight courier or by first class mail, postage prepaid, addressed to the Registered Owner at the address of the Registered Owner appearing in the records of the Corporation.

g. RESTRICTED STOCK; REGISTRATION. This Warrant is not a registered security. The Corporation represents and warrants that this Warrant is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The Registered Owner represents and warrants that it is an accredited investor as that term is defined in Rule 501 under the Act. The shares of Common Stock of the Corporation (or the shares into which the Common Stock has been changed or converted) obtained upon exercise of this Warrant shall not be transferable except upon the conditions stated below, which are intended to ensure compliance with federal and state securities laws. The certificates representing these shares of stock, unless the same are registered prior to the exercise of this Warrant, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                        "THE SECURITIES REPRESENTED IN THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF

                        1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT THE TRANSACTION SHALL NOT RESULT IN A VIOLATION OF FEDERAL OR STATE SECURITIES LAWS."

h. EFFECT OF STOCK CHANGES. If, at any time, or from time to time the Corporation, by stock dividend, stock split, subdivision, reverse split, consolidation, reclassification of shares, or otherwise, changes as a whole its outstanding Common Stock into a different number or class of shares, then, immediately upon the occurrence of the change,

         (1) the class of shares into which the Common Stock has been changed shall replace the Common Stock, for the purposes of this Warrant and the terms and conditions thereof, so that the Registered Owner shall be entitled to receive, and shall receive upon exercise of this Warrant, shares of the class of stock into which the Common Stock had been changed;

         (2) the number of shares received upon the exercise of this Warrant and the exercise price shall be proportionately adjusted for such event (for example, if the outstanding Common Stock of the Corporation is converted into X stock at a rate of one share of Common Stock into three shares of X stock, and prior to the change the Registered Owner was entitled, upon exercise of this Warrant, to receive 100 shares of Common Stock, then the registered owner shall, after the change, be entitled to receive 300 shares of X stock at an exercise price of $0.21 per share); and

         (3) irrespective of any adjustment or change in the number or class of shares to be received under this Warrant, this Warrant may continue to express the number and class of shares to be received upon exercise of this Warrant as if the number and class of shares to be received were expressed in this Warrant when it was initially issued.

i. NOTICE OF ADJUSTMENT. On the happening of an event requiring an alteration or adjustment of the shares obtainable upon exercise of this Warrant, the exercise price, or an alteration or adjustment of their number or designation, the Corporation shall give written notice to the Registered Owner stating the adjusted number, designation and kind of securities or other property obtainable upon exercise of this Warrant as a result of and following such event. The notice shall set forth in reasonable detail the method of calculation determining the securities or property obtainable after such event, and the facts upon which the calculation is based. The Corporation's Board of Directors, acting in good faith, shall determine the calculation.

j. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner that interferes with the timely exercise of the rights evidenced hereby.

k. NO DILUTION OR IMPAIRMENT. The Corporation shall not undertake or participate in any action whatsoever for the purpose, or having the result, of avoiding or seeking to avoid the observance or performance of any of its obligations pursuant to this Warrant, or diluting, impairing or adversely affecting whatsoever the Registered Owner's right and entitlement to acquire, by exercise hereof, the maximum number of shares of Common Stock obtainable upon exercise of this Warrant in accordance with its terms.

l. REPLACEMENT. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, or an indemnity or security reasonably satisfactory to it, and reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will make and deliver a replacement warrant of like tenor, in lieu of this Warrant.

m. NO FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional shares of Common Stock, but may, at its option, in respect of any such fraction make a payment in cash based on the then-current exercise price.

n. REPRESENTATIONS AND WARRANTIES OF THE REGISTERED OWNER. Registered Owner hereby represents and warrants to the Corporation and agrees that:

         (1) This Warrant is made with Registered Owner in reliance upon Registered Owner's representation to the Corporation, which is confirmed by Registered Owner's acceptance of this Warrant, that this Warrant and the shares of Common Stock underlying this Warrant will be acquired for investment for Registered Owner's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Registered Owner has no present intention of selling, granting any participation in, or otherwise distributing the same. By acceptance of this Warrant, Registered Owner further represents that Registered Owner does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to all or any portion of this Warrant or the Common Stock. Registered Owner understands that subject to the Registered Owner's rights under this Warrant and such Common Stock, when issued, will not be registered under the Securities Act, or any state securities laws, and will be issued in reliance upon available exemptions from registration.

         (2) This Warrant may not be transferred. The Common Stock underlying this Warrant may not be sold, transferred assigned or otherwise disposed of without an effective registration statement covering the Common Stock under the Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to the Corporation that registration is not required under the Securities Act and/or any applicable state securities laws. Registered Owner may be required to hold such shares of Common Stock indefinitely unless such shares are subsequently registered under the Securities Act and/or any applicable state securities laws, or an exemption from such registration is available. Registered Owner acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for this Warrant and the Common Stock underlying this Warrant, and on requirements relating to the Corporation which are outside of Registered Owner's control, and which the Corporation is under no obligation and may not be able to satisfy.

         (3) Registered Owner shall have no rights as a shareholder with respect to any shares of Common Stock purchasable under this Warrant until the date of issuance of a certificate for the Common Stock so purchased in accordance with the terms hereof. Except as expressly set forth in this Warrant, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance.

         (4) Registered Owner has had an opportunity to discuss the Corporation's business, management, financial affairs and the terms and conditions of this Warrant with the Corporation's management and has also had access to all of the Corporation's publicly filed documents, including, without limitation, the Corporation's most recent Forms 10-KSB, 10-Q and 8-K.

O. GOVERNING LAWS. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of California without regard to the choice of law principles thereof.

         IN WITNESS WHEREOF, the Corporation has signed this Warrant by its duly authorized officers effective as of the _1ST__ of _APRIL__, 2002.



                                           Genius Products, Inc.


                                           By:  /S/ KLAUS MOELLER
                                                ----------------------------
                                                    Klaus Moeller, President




                                           REGISTERED OWNER:



                                           /S/ JULIE EKELUND
                                           -----------------
                                               Julie Ekelund

                                    EXHIBIT A
                                    ---------


     (TO BE COMPLETED AND EXECUTED BY THE REGISTERED OWNER OF THE WARRANT TO WHICH THIS EXHIBIT IS ATTACHED TO EXERCISE THE WARRANT AND TO RECEIVE THE STOCK
                   OBTAINABLE UPON EXERCISE OF THE WARRANT.)


GENIUS PRODUCTS, INC.
11250 EL CAMINO REAL
SUITE 100
SAN DIEGO, CA 92130


The undersigned hereby: (1) [irrevocably] [conditionally - THE SUBSCRIPTION MAY BE MADE CONDITIONAL IF WARRANT EXERCISED IN RESPONSE TO NOTICE OF AN EXTRAORDINARY TRANSACTION FROM CORPORATION LISTED IN CLAUSE (1), (2) OR (3) OF PARAGRAPH D. OF THE WARRANT ] subscribes for and offers to purchase ______ shares of Common Stock of Genius Products, Inc., pursuant to, and in accordance with all the terms of, the Warrant to which this Exhibit is attached; (2) encloses payment of US$_______ for these shares at a price of US$.63 per share; and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.

Date:       ________________

Name:  _____________________

Address:____________________